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                                                                   EXHIBIT 10.34



                              SEPARATION AGREEMENT

         This Separation Agreement (Agreement) is entered into effective as of August 9, 1999, by and between James A. Caccavo (Caccavo), and Tickets.com, Inc., a Delaware corporation (the Company), with regard to the following:

                                 R E C I T A L S

         1. Caccavo was employed as Executive Vice President and President Internet Operations of the Company.

         2. Caccavo continues to serve as a member of the Board of Directors of the Company.

         3. Caccavo and the Company are parties to an Employment Agreement dated May 17,1999 (Employment Agreement) and a Proprietary Information and Inventions Agreement dated May 17, 1999 (Inventions Agreement).

         4. Caccavo was granted options to acquire 750,000 shares of the Company's Common Stock at an exercise price of $3.25 per share pursuant to a Notice of Grant of Stock Option dated May 17, 1999 (the Stock Option).

         5. Caccavo voluntarily resigned from his employment with the Company effective August 13, 1999.

         6. In connection with Caccavo's separation from the Company, the Company and Caccavo have agreed to the releases, the cancellation of stock options and the payments set forth herein.

         Therefore, in consideration of the premises recited above, the mutual exchange of promises contained in this Agreement and other valuable consideration, the receipt and adequacy of which are acknowledged by the Company and Caccavo, the parties agree as follows:

                                    AGREEMENT

         1. Resignation. Caccavo hereby acknowledges his voluntarily resignation from his employment with the Company as Executive Vice President and President Internet Operations, effective August 13, 1999.


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         2. Payment.

            2.1 The Company shall continue to pay Caccavo his regular base salary and health insurance coverage, subject to any employee contribution provisions, through February 13, 2000.

            2.2 The Company shall also pay to Caccavo the gross sum of $124,930.00, less applicable deductions and withholdings, to reimburse Caccavo for relocation expenses incurred in connection with his relocation to Orange County, California.

         3. Waiver of Rights Under Employment Agreement; No Other Benefits. Except for the continuing obligations of Caccavo under Article III of the Employment Agreement and under the Inventions Agreement, which Caccavo hereby reaffirms, the parties agree that the Employment Agreement is terminated in its entirety as of August 13, 1999, and Caccavo expressly waives any notice periods for termination or resignation under the Employment Agreement. Caccavo agrees that he is not entitled to receive, and will not claim, any damages, profits, compensation, bonuses, benefits, vacation, stock options or rights other than what is expressly set forth in this Agreement. Caccavo acknowledges that the consideration he is receiving under this Agreement is in lieu of, and he hereby waives any other rights he may have had under, the Employment Agreement, and any other agreements, express or implied, he may have had with the Company except for any agreements or resolutions adopted by the Company's Board of Directors providing rights of indemnification to officers and directors of the Company that were in effect during the term of Caccavo's employment or directorship. This Agreement supersedes all rights and/or benefits Caccavo may have or claim arising out of the Employment Agreement.

         4. Stock Options. The Company and Caccavo acknowledge and agree that
(i) the option to acquire 150,000 shares of Company Common Stock vesting upon the closing of the Company's initial public offering (the IPO Option), which was granted as a part of the Stock Option, shall remain in full force and effect following the execution of this Agreement and shall be exercisable in accordance with its terms, and (ii) the balance of the Stock Option to acquire 600,000 shares of Company Common Stock shall expire and be of no further force and effect upon the execution of this Agreement.

         5. Allocation of Directed Shares. If within six months of the date hereof the Company shall close an initial public offering of its Common Stock, Caccavo shall be allowed to designate the recipients of shares pursuant to the Company's Directed Share Program in the same manner and amount as members of the Company's executive management team that report directly to the Company's Chief Executive Officer.

         6. Other Agreements. Caccavo and the Company each promise and covenant not to make any harassing or disparaging statements concerning the other.




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         7. Return of Company Property; Expenses.

            7.1 Concurrently with, or prior to, execution of this Agreement, Caccavo shall return to the Company all Company property and equipment in his possession or under his control, including, but not limited to, any cell phones, computers and pagers.

            7.2 On or before August 31, 1999, Caccavo must submit to the Company all outstanding business expenses for reconciliation and payment. Expenses submitted thereafter will not be reimbursed. The Company will pay only for business expenses incurred through August 13, 1999. Reimbursement of business expenses will be made by September 10, 1999.

         8. Releases.

            8.1 General Release by Caccavo. Excepting only the obligations undertaken by the Company in accordance with this Agreement and the IPO Option and except for any obligation to indemnify Caccavo pursuant to the Company's Certificate of Incorporation or Bylaws as in effect as of the date hereof, which obligations shall not be released or, except as specifically set forth in this Agreement, altered or amended in any way by this Agreement, and in exchange for the consideration provided to Caccavo in this Agreement, Caccavo hereby releases, acquits, relieves and forever discharges the Company and its successors, heirs, assigns, employees, officers, directors, agents, representatives, stockholders, attorneys, stock option plans, affiliated corporations, divisions or organizations, whether previously or hereinafter affiliated in any manner (collectively, the Company Released Parties), from any and all claims, rights, actions, complaints, demands, causes of actions, wage claims, obligations, promises, contracts, agreements, controversies, suits, debts, expenses, damages, attorneys' fees, costs and liabilities of any nature whatsoever, matured or unmatured, fixed or contingent, which Caccavo ever had, now has, or may claim to have from the beginning of time to the moment he signs this Agreement against the Company Released Parties (whether directly or indirectly), or any of them, by reason of any act, event or omission concerning any matter, cause or thing, including, without limiting the generality of the foregoing, any claims related to or arising out of (i) Caccavo's employment with the Company or the cessation of that employment; (ii) any common law torts, including, without limitation, infliction of emotional distress; (iii) any federal, state or governmental constitution, statute, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act of 1938, the Employee Retirement Income Security Act, the California Labor Code, the California Fair Employment and Housing Act and the Age Discrimination in Employment Act of 1967, the Wage, Pay and Collection Act of the State of Delaware, and any other federal, state or local employment practice legislation; (iv) any agreement, express or implied, between Caccavo and any of the Company Released Parties; (v) any impairment of his ability to compete in the open labor market; or (vi) any permanent or temporary disability or loss of future earnings as a result of injury or disability arising from or associated with his employment or termination of his employment relationship with the Company.



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            8.2 Caccavo's Release of Unknown Claims. Caccavo hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of California. Caccavo hereby acknowledges that he understands the significance and consequences of this specific waiver of Section 1542. Section 1542 of the Civil Code of California states as follows:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Company Released Parties (except as provided in Section 8.1, above), Caccavo expressly acknowledges that the Release contained in this Agreement is intended to include in its effect, without limitation, all claims covered by the release set forth in Section 8.1 above which Caccavo does not know or suspect to exist in his favor.

            8.3 Caccavo's Covenant To Forebear. Caccavo further agrees not to institute, maintain, or aid any action at law or in equity or any legal proceeding whatsoever against any or all of the Company Released Parties (as defined in Section 8.1, above), which is based on, in whole, or in part, or which arises out of, or is connected with, the claims hereby released.

            8.4 Caccavo's Representation and Warranty Regarding Assignment of Claims. Caccavo represents and warrants that he has not assigned any claims made the subject of Section 8.1 of this Agreement or authorized any other person or entity to assert any such claim on behalf of him. Further, Caccavo agrees that by the releases contained in this Section 8.1 he waives any claim for damages incurred at any time after the date on which he signs this Agreement because of alleged continuing effects of any alleged acts or omissions involving the Company that occurred on or before the date on which he signs this Agreement, and any right to sue for monetary or injunctive relief against the alleged continuing effects of acts or omissions that occurred before the date on which he signs this Agreement.

         9. No Employment Rights. Caccavo acknowledges that effective as of August 13, 1999, he will no longer be an employee of the Company for any purpose. Nothing in this Agreement shall be construed to continue, create or imply any contract of employment between Caccavo and the Company.

         10. Assistance/Cooperation With Litigation. In connection with the Company's participation in current or future litigation relating to events which occurred during Caccavo's employment or about which Caccavo has information, Caccavo agrees to cooperate fully and devote such time as may be reasonably required in the preparation, prosecution or defense of the Company's case or cases, including, but not limited to, the execution of truthful declarations or providing information and/or documents requested by the Company. The Company shall reimburse Caccavo, promptly upon receipt of satisfactory evidence thereof, for all reasonable expenses (not including any amount for Caccavo's time) incurred by Caccavo in connection with such assistance and/or cooperation with the Company with respect to such litigation.



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         11. No Admission. Nothing contained in this Agreement or the fact that the parties have signed this Agreement shall be considered an admission of any liability whatsoever.

         12. Fees and Costs. Caccavo and the Company agree that in the event of litigation relating to a breach of this Agreement, the prevailing party shall be entitled to its attorneys' fees and costs.

         13. Successors and Assigns. This Agreement, and all the terms and provisions hereof, shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

         14. Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar. No waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party charged with the waiver.

         15. Severability. In the event any provision of this Agreement shall finally be determined by a court of competent jurisdiction to be unlawful, such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be excessively broad, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         16. Miscellaneous.

             16.1 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter of this Agreement;

             16.2 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument;

             16.3 Amendment. This Agreement may not be amended except by an agreement in writing signed by the parties to this Agreement or their respective successors-in-interest and expressly stating that it is an amendment of this Agreement; and

             16.4 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.

             16.5 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.




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         17. Notices. All notices, requests, demands and other communications under this Agreement must be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the second business day following delivery to a courier or messenger service guaranteeing overnight delivery; (iii) on the date of confirmation of receipt if sent by telecopy or telex and; and (iv) on the date of receipt or refusal indicated on the return receipt if mailed to the party to whom notice is to be given by first-class mail, registered or certified, postage prepaid, return receipt requested, and in each case, properly addressed as follows:

         If to the Company:         Tickets.com, Inc.
                                    555 Anton Blvd., 12th Floor
                                    Costa Mesa, CA  92626
                                    Attn:  President

         with a copy to:            Hewitt & McGuire, LLP
                                    19900 MacArthur Blvd., Suite 1050
                                    Irvine, CA  92612
                                    Attn:  Paul A. Rowe, Esq.

         If to Caccavo:

         with a copy to:

               Any party may change its address for the purpose of this Agreement by giving the other party written notice of the new address in the manner set forth above.

         This Agreement has been executed as of the day first hereinbefore written.



Dated:______________________          COMPANY


                                      TICKETS.COM, INC.,
                                      a Delaware corporation


                                      By:  /s/ JOHN M. MARKOVICH
                                         ---------------------------------------
                                         Its:   EVP Finance and CFO
                                             -----------------------------------

                                      CACCAVO



Dated:______________________          /s/ JAMES A. CACCAVO
                                      ------------------------------------------
                                      James A. Caccavo





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